KRONOS WORLDWIDE, INC.                   Contact:    Gregory M. Swalwell
Three Lincoln Centre                                 Vice President, Finance and
5430 LBJ Freeway, Suite 1700                           Chief Financial Officer
Dallas, Texas  75240-2697                            (972) 233-1700


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News Release
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[LOGO GOES HERE]
FOR IMMEDIATE RELEASE


            KRONOS WORLDWIDE, INC. ANNOUNCES OFFERING OF COMMON STOCK

Dallas, Texas, October 8, 2004 -- Kronos Worldwide, Inc. (NYSE: KRO) today announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed offering of 7.5 million shares of its common stock. UBS Securities LLC is acting as the book running manager for the offering. The underwriters may also purchase from Kronos, within 30 days from the date of a final prospectus, up to an additional 750,000 shares of common stock to cover over-allotments.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. When available, a preliminary prospectus relating to this offering may be obtained from UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.